UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 26, 2018

Date of Report (Date of Earliest Event Reported)

HP INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 PAGE MILL ROAD, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2018, HP Inc. (the “Company”) announced that Steve Fieler has been appointed the Chief Financial Officer of the Company, effective July 1, 2018. He will succeed Catherine A. Lesjak who will become the Company’s interim Chief Operating Officer, effective July 1, 2018, until her retirement in early 2019. These officer appointments were approved on May 26, 2018. Ms. Lesjak’s compensation will not change as a result of her transition from Chief Financial Officer to interim Chief Operating Officer.

Mr. Fieler, 45, has served as Head of Global Treasury of the Company, since January 2017, leading the treasury and corporate finance functions where he is responsible for managing cash, debt, risk management and capital structure as well as financial planning and analysis, investor relations, credit and collections and corporate development. Mr. Fieler previously served in a range of finance and operational roles at Hewlett-Packard Company prior to its separation into the Company and Hewlett Packard Enterprise Company in November 2015, including Vice President, Chief Financial Officer of HP Software, a $4 billion division of Hewlett-Packard Company, from January 2012 to June 2014. He left in June 2014 to become the Chief Financial Officer at Proteus Digital Health, a pioneer in digital medicine, and returned to the Company in January 2017. Mr. Fieler does not have any family relationships with any of the Company’s directors or executive officers, and since the beginning of the Company’s last fiscal year, there have been no transactions between the Company and Mr. Fieler or any member of his immediate family that would require disclosure under Item 404 of Regulation S-K.

In connection with his appointment, the Company provided Mr. Fieler with a compensation offer, effective as of July 1, 2018. Pursuant to the terms of his compensation offer, Mr. Fieler will be eligible to receive an annual base salary of $690,000, a target annual cash bonus under the Company’s Pay-for-Results program under the Company’s Stock Incentive Plan of 125% of base salary, and other benefits, including annual equity grants, generally available to the Company’s other senior executives. In addition, on July 1, 2018, Mr. Fieler will receive a one-time $2,000,000 equity award consisting of 40% restricted stock units vesting ratably on an annual basis over three years and 60% performance adjusted restricted stock units (“PARSUs”), with 50% of the PARSUs (including dividend equivalent units) eligible for vesting based on earnings per share and 50% eligible for vesting based on relative total stockholder return performance. If Mr. Fieler’s employment is terminated by the Company without cause, he will be eligible to receive severance benefits provided under the HP Severance Plan for Executive Officers, subject to execution of a severance agreement that includes customary restrictive covenants, including confidentiality, non-compete, non-solicitation and non-disparagement.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release issued by HP Inc., dated May 29, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP INC.

DATE: May 29, 2018	By:	/s/ Ruairidh Ross
	Name:	Ruairidh Ross
	Title:	Deputy General Counsel and Assistant Secretary